Exhibit 10.5

SPONSOR FORFEITURE AGREEMENT

March 28, 2021

CMLS Holdings II LLC
667 Madison Avenue

New York, NY 10065

CM Life Sciences II Inc.
667 Madison Avenue

New York, NY 10065

SomaLogic, Inc.

2945 Wilderness Place
Boulder, CO 80301

Re: Forfeiture of Certain Sponsor Class B Common Stock

Ladies and Gentlemen:

Reference is hereby made to:

(i)	that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among CM Life Sciences II Inc., a Delaware corporation and publicly traded NASDAQ-listed acquisition company (“Parent”), S-Craft Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent, and SomaLogic, Inc., a Delaware corporation, (the “Company”); and

(ii)	that certain Securities Subscription Agreement (the “Subscription Agreement”), dated December 17, 2020, between the CMLS Holdings II LLC, a Delaware limited liability company (the “Sponsor”), and Parent, pursuant to which the Sponsor subscribed for shares of Class B common stock of Parent (the “Sponsor Class B Shares”), as more specifically set forth therein.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement or the Subscription Agreement, as applicable.

In order to induce Parent and the Company to enter into the Merger Agreement and to proceed with the transactions contemplated therein and thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, the Company and the Sponsor, hereby agree, pursuant to this letter agreement (this “Letter Agreement”), as follows:

1.	Effective immediately prior to (and contingent upon) the Closing, the Sponsor agrees to forfeit a certain number of the Sponsor Class B Shares, calculated as follows:

(a)	In the event that Parent Stockholder Redemptions reduce the aggregate amount of funds held in the Trust Account, the Sponsor agrees to forfeit a number of the Sponsor Class B Shares equal to the product of:

(i)	one-third (1/3) of the Sponsor Class B Shares; multiplied by

(ii)	a percentage equal to the quotient of the dollar amount of Parent Stockholder Redemptions divided by the dollar value of the aggregate amount of funds held in the Trust Account as of the date hereof (the “Forfeiture Percentage”).

Such product, rounded down to the nearest whole number of Sponsor Class B Shares, the “Forfeited Sponsor Class B Shares,” and the forfeiture thereof, the “Share Forfeiture.”

For the avoidance of doubt, in no event shall the number of Forfeited Sponsor Class B Shares be less than zero or greater than one-third (1/3) of the Sponsor Class B Shares. Notwithstanding the foregoing, no Share Forfeiture will be required if the Forfeiture Percentage is less than 3%.

2.	To effect the Share Forfeiture immediately prior to (and contingent upon) the Closing:

(a)	the Sponsor shall surrender the Forfeited Sponsor Class B Shares to Parent for cancellation and in exchange for no consideration;

(b)	Parent shall immediately retire and cancel all of the Forfeited Sponsor Class B Shares (and shall direct Parent’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

(c)	the Sponsor and Parent each shall take such actions as are necessary to cause the Forfeited Sponsor Class B Shares to be retired and cancelled, after which the Forfeited Sponsor Class B Shares shall no longer be issued, outstanding, convertible, or exercisable, and the Sponsor shall provide the Company with evidence that such retirement and cancellation has occurred.

3.	The Sponsor hereby represents and warrants to the Company, as of the date hereof and as of the Closing, that the Sponsor owns, and holds of record, all of the Forfeited Sponsor Class B Shares, free and clear of all Liens and other obligations in respect of the Forfeited Sponsor Class B Shares.

4.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, the Company, and their respective successors and assigns.

5.	Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:.

If to Sponsor:

CMLS Holdings II LLC
667 Madison Avenue

New York, NY 10065

Attention: Keith Meister

E-mail: kmeister@corvexcap.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention: Matthew Kautz; Joel Rubinstein

Email: mkautz@whitecase.com; joel.rubinstein@whitecase.com

If to the Company:

2945 Wilderness Place

Boulder, CO 80301

Attention: Melody Harris

Email: mharris@somalogic.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

Attention: Herbert F. Kozlov

Email: hkozlov@reedsmith.com

6.	This Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Merger Agreement is terminated in accordance with its terms.

7.	Section 11.3 (Counterparts; Electronic Delivery), Section 11.4 (Entire Agreement; Third Party Beneficiaries), Section 11.5 (Severability), Section 11.7 (Governing Law), Section 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), Section 11.12 (Amendment), and Section 11.13 (Extension; Waiver) of the Merger Agreement are hereby incorporated into this Letter Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 7.

[Signature pages to follow]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SPONSOR:

CMLS Holdings II LLC

By:	/s/ Keith Meister
Name:	Keith Meister
Title:	Member

[Signature Page to Sponsor Forfeiture Agreement]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

PARENT:

CM Life Sciences II Inc.

By:	/s/ Brian Emes
Name:	Brian Emes
Title:	Chief Financial Officer and Secretary

[Signature Page to Sponsor Forfeiture Agreement]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

COMPANY:

SomaLogic, Inc.

By:	/s/ Roy Smythe
Name:	Roy Smythe
Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]